Registration No.  _____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PUB CRAWL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

PUB CRAWL HOLDINGS, INC.	National Registered Agents Inc. of NV
801 West Bay Drive, Suite 470	1000 East Williams Street, Suite 204
Largo, Florida 33770	Carson City, Idaho 89701
(727) 330-2731	(800) 550-6724
(Address and telephone number of registrant’s executive office)	(Name, address and telephone number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington   99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee [1]

Common Stock by Selling Shareholders	40,000,000	$0.0135	$540,000	$73.66

Total	40,000,000	$0.0135	$540,000	$73.66

[1]         Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

PUB CRAWL HOLDINGS, INC.
40,000,000 Shares of Common Stock by Selling Shareholders

We are registering for sale by selling shareholders 40,000,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The resale of these shares is not being underwritten.  We will not receive any of the proceeds from the sale of those shares being sold by the selling stockholders.  The selling stockholders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers.  The selling stockholders will offer their shares at prevailing market prices or privately negotiated prices.  We are paying all expenses incidental to the registration of the shares.

Our common stock has been listed on the Financial Industry Regulatory Authority’s (“FINRA”) OTC Bulletin Board (“OTC BB”) under the symbol “PBCW” and has traded on a limited basis.  The last reported sales price per share of our common stock as reported on the OTC BB on June 10, 2013 was $0.0135.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It’s illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated in the State of Nevada on May 27, 2010 to operate as an Internet-based company specializing in providing information on happy hours, drink specials, nightly specials and “pub crawls” for bars and restaurants in San Diego, California.  On November 28, 2012 we acquired all of the issued and outstanding common stock of Mobile Dynamic Marketing, Inc. (“MDM”) a Florida Corporation and changed our business to designing and selling mobile apps for smart phones and other mobile platforms such as tablets.

We have no revenues, have achieved losses since inception, have limited operations, have been issued a going concern opinion by our auditors and currently rely upon the sale of our securities to fund operations.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Business Development Summary

We were incorporated as Pub Crawl Holdings, Inc. in the state of Nevada on May 27, 2010. On June 14, 2010, we entered into an Assignment Agreement (the “Acquisition”) with PB PubCrawl.com, LLC (“PubCrawl”), a California limited liability company, whereby we acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 shares of our common stock.

Acquisition of Mobile Dynamic Marketing, Inc.

On November 28, 2012, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mobile Dynamic Marketing, Inc. (“MDM”) a Florida corporation, and the shareholders of MDM (the “Shareholders”).   On November 28, 2012, in accordance with the Exchange Agreement dated November 28, 2012, we acquired all of the issued and outstanding shares of MDM.  In exchange for all of the issued and outstanding shares of MDM, the Shareholders received 85,000,000 shares of our common stock, which represented approximately 73.60% of our outstanding common stock.

The offering

Following is a brief summary of this offering:

Securities being offered	40,000,000 shares of common stock by the selling shareholders.
Offering price per share	At the market price by selling shareholders.
Offering period	The shares are being offered for a period not to exceed 270 days.
Number of common shares outstanding before the offering	135,500,000
Number of common shares outstanding after the offering if all of the shares are sold	135,500,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	March 31, 2013	December 31, 2012	June 30, 2011
	(Unaudited)	(Audited)	(Audited)
Balance Sheet
Total Assets	$93,230	$103,266	$5,820
Total Liabilities	$575,866	$420,770	$236,217
Stockholders’ Deficit	$(482,636)	$(317,504)	$(230,397)

	Three months Ended	Year Ended	Year Ended
	March 31, 2013	December 31, 2012	June 30, 2011
	(Unaudited)	(Audited)	(Audited)
Income Statement
Revenue	$50,000	$0	$3,018
Total Expenses	$(147,510)	$317,504	$119,528
Net Loss	$(240,132)	$(317,504)	$(124,343)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.  All material risk factors have been addressed. Risks associated with Pub Crawl Holdings, Inc.:

Risks Related to Our Business

1.   We are a development stage company organized in May 2010 and have recently commenced operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We were incorporated in May 2010 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficit of $557,636 for the period ended March 31, 2013, and (iii) we have incurred a net loss of $240,132 for the three month period ended March 31, 2013 We have been focused on organizational, start-up activities and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. We do not presently have a market-ready product and we currently do not have any customers. As such, we have generated no revenues.

2.   We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.”

3.   Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “Smaller Reporting Company.”

Many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates.  So, although we may no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

4.   Our auditor’s report reflects the fact that our ability to continue as a going concern is dependent upon our ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Additionally, our auditor’s report reflects that our ability to continue as a going concern is dependent upon our ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

5.   We will be competing with better established companies.

We will not be the first company to attempt to design and sell apps for mobile devices. There are other companies whose contacts and expertise may be more advanced than ours, and whose methods of marketing and resale may be more cost-effective. Further, we will be facing competition from better established companies, which may have better local, regional and national connections, and whose efforts produce larger sales and revenues.

6.   We may partner with mobile operators to market and distribute our services and thus to generate our revenues. The loss of, a change in or the failure to create any significant mobile operator relationships would cause us to lose access to their subscribers and thus materially reduce our revenues.

We may sell our application offerings primarily through direct sales to mobile operators. Our future success is highly dependent upon creating and maintaining successful relationships with mobile operators and establishing strong mobile operator relationships. Our failure to create and maintain relationships, or a significant reduction in revenues from, one or more of these mobile operators would materially reduce our revenues and thus harm our business, operating results and financial condition.

7.   Because a substantial portion of our revenues would be derived from third party mobile operators, if any of our significant mobile operators are unable to fulfill their payment obligations, our financial condition and results of operations would suffer.

If any of our future customers are unable to fulfill their payment obligations to us under their contracted agreements, our revenues and cash flows could decline significantly and our financial condition could be harmed. In addition, recent disruptions in national and international credit markets have led to a scarcity of credit, tighter lending standards and higher interest rates on consumer and business loans. Continued disruptions in credit markets may materially limit consumer credit availability and restrict credit availability of mobile operators, which may also impact their ability to fulfill their payment obligations.

8.   If one or more of our apps is found to contain hidden or objectionable content, our reputation and operating results could suffer.

We do not currently have a market-ready app and currently have no customers, but hidden content may be included in our future apps by an employee who was not authorized to do so or by an outside developer or supplier without our knowledge. This hidden content may contain profanity and sexually explicit or otherwise objectionable material. Our design, programming process and the constraints on the file size of our services would reduce the possibility of hidden, objectionable content appearing in the apps we publish. Nonetheless, these processes and constraints may not prevent this content from being included in our future apps. If our apps are found to contain hidden or objectionable content, our customers could refuse to sell it and consumers could refuse to buy it or demand a refund of their money. This could have a materially negative impact on our business, operating results and financial condition. In addition, our reputation could be harmed, which could impact sales of other apps we may intend to sell. If any of these consequences were to occur, our business, operating results and financial condition could be significantly harmed.

9.   Mobile subscriber tastes are continually changing and are often unpredictable; if we fail to develop apps that achieve market acceptance, our sales could suffer.

Our business will depend on apps that mobile operators will offer and mobile subscribers will buy. We must invest significant resources in research and development, as well as programming, design and marketing. Our success depends, in part, on unpredictable and volatile factors beyond our control including end-user preferences, competing companies and the availability of other apps. If we are not responsive to the requirements of our future mobile operator customers, the demands and preferences of mobile subscribers, or they are not brought to market in a timely and effective manner, our business, operating results and financial condition could be harmed. Even if our services are successfully introduced and initially adopted, a subsequent shift in our mobile operator customers could cause a decline in popularity that could materially reduce our revenues and harm our business, operating results and financial condition.

10.   We may not be able to adequately protect our intellectual property, which may facilitate the development of competing services by others.

At this time our only intellectual property is the source code which is being written to run our first application.  We will rely on a combination of trade secret and copyright laws, restrictions on disclosure, to protect it and any other intellectual property rights which may develop during the time of and upon completion of our initial source code. Despite our efforts to protect our source code and any other proprietary rights which may develop, third parties may copy or otherwise obtain and use our apps or technology. The laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. If we fail to adequately protect our intellectual property rights, it will be easier for our competitors to sell competing apps.

11.   Our services may infringe on the intellectual property rights of third parties, which may result in lawsuits and prohibit us from selling our services or subject us to litigation costs and monetary damages.

There is a risk that third parties have filed or will file applications for, or have received or will receive, patents or obtain additional intellectual property rights relating to materials or processes that we use or propose to use. As a result, from time to time, third parties may assert patent or other intellectual property rights to technologies that are used in our services or are otherwise important to us. In addition, third parties may assert claims or initiate litigation against us or our manufacturers, suppliers, customers or partners with respect to existing or future services or other proprietary rights. We generally undertake to indemnify our customers and partners against intellectual property infringement claims asserted against them with respect to the services we sell to, or distribute through, them. Any claims against us or customers or partners that we indemnify against intellectual property claims, with or without merit, may be time-consuming, result in costly litigation or monetary damages and diversion of technical and management personnel, or require us to develop non-infringing technology. If a claim is successful, we may be required to obtain a license from the parties claiming the infringement. If we are unable to obtain a license, we may be unable to market our affected services. Limitations on our ability to market our services and delays and costs associated with monetary damages and redesigns in compliance with an adverse judgment or settlement would harm our business.

12.   Economic conditions and any associated impact on consumer spending could have a material adverse effect on our business, results of operations and financial condition.

We are subject to macroeconomic fluctuations in the United States and worldwide economy, including those that impact discretionary consumer spending. Continued economic uncertainty and reductions in discretionary consumer spending may result in reductions in sales of our mobile personalization services, which would adversely affect our business, results of operations and our financial condition. If these issues persist, or if the economy continues this prolonged period of decelerating growth or recession, our results of operations may be harmed.

13.   Our present limited operations have not yet proven profitable.

To date we have not shown a profit in our operations. We do not presently have a market-ready product, and we currently do not have any customers. We cannot assure that we will achieve or attain profitability in 2012 or at any other time. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition

14.   We are significantly dependent on our officers and directors, who lack experience running a public company. The loss or unavailability our officers and directors would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors.   They would be difficult to replace at such an early stage of development. The loss by or unavailability to us of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment.

In the event that we are unable to locate or employ personnel to replace our officers and directors, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

15.   Our officers and directors have no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on our officers and directors, and their lack of experience in operating a public company, our investors are at risk in losing their entire investment.  We intend to hire additional personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, such management is not anticipated until the occurrence of future financing.  Until such management is in place, we are reliant upon our officers and directors to make the appropriate management decisions.

16.   Since two stockholders beneficially own the majority of our outstanding common shares, they will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders.

Our officers and directors own approximately 73.60% of our outstanding common stock.  As a consequence, they will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, which might have a negative impact on the value of our securities.

17.   As a result of our officers’ and directors’ majority ownership of our outstanding common shares, they control our issuance of securities.

As a consequence of our officers’ and directors’ controlling stock ownership position, acting alone they will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock. Additionally, they may authorize the issuance of these securities to anyone they wish, including themselves and their affiliates at prices significantly less than the market price of the shares.

18.   We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of website and marketing development, and all other associated fees. To fully implement our business plan we will require additional funding.  We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

19.   Because our common stock is deemed a low-priced “Penny Stock”, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.  All proceeds from the sale of shares of common stock by selling shareholders will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell their shares at prevailing market prices on the over the counter bulletin board or privately negotiated prices.  Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale.  We will not receive proceeds from the sale of shares from the selling stockholders.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

There are two selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The selling stockholders will sell their shares at prevailing market prices on the over-the-counter bulletin board or privately negotiated prices.  Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale.  The sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144 provided the Rule is available to our shareholders.  Currently it is not.  Under Rule 144 shares of our common stock can be resold by non-affiliates commencing six months after their acquisition and by affiliates, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided we were not a shell company when the shares were issued or prior thereto.   A shell company is a corporation with no or nominal assets or its assets consist solely of cash and no or nominal operations.   Rule 144 will be available for resale of our shares of common stock after November 30, 2013.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be approximately $20,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Of the 135,500,000 shares of common stock outstanding as of June 10, 2013, 80,000,000 are owned by our officers and directors and may only be resold pursuant to this registration.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

The application of the penny stock rules may affect your ability to resell your shares.

Shares Offered by Selling Shareholders

The two selling shareholders are our sole officers and directors and as such are deemed underwriters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

The following review of operations from MDM for the period ending March 31, 2013 and should be read in conjunction with our Financial Statements and the Notes included in this Form 8-K and with the Financial Statements, Notes and Management’s Discussion.

On November 28, 2012, we acquired 100% of the issued and outstanding shares of common stock of Mobile Dynamic Marketing, Inc. (“MDM”) a Florida Corporation and changed our business to designing and selling mobile apps for smart phones and other mobile platforms such as tablets.

We also changed our fiscal year end from June 30 to December 31.

OVERVIEW

We were to engage in the business of an Internet-based company specializing in providing information on Happy Hours, drink specials, nightly specials and “pub crawls” for bars and restaurants in San Diego, California. Our operations were not profitable. Based upon our losses we decided it was in our best interests to change our direction and accordingly we acquired Mobile Dynamic Marketing, Inc. (“MDM”) a Florida Corporation and changed our business to designing and selling mobile apps for smart phones and other mobile platforms such as table.

RESULTS OF OPERATIONS AT MARCH 31, 2013

Working Capital

	March 31, 2013	December 31, 2012
Current Assets	93,230	103,266
Current Liabilities	568,764	415,626
Working Capital (Deficit)	(475,534)	(312,360)

Cash Flows

March 31, 2013
Cash Flows from Operating Activities	(85,036)
Cash Flows from Financing Activities	75,000
Net Increase in Cash During Period	(10,036)

Operating Revenues

During the quarter ended March 31, 2013, we earned revenues from consulting services of $50,000 compared with $nil for the period from November 6, 2012 (date of inception) to December 31, 2012.

Operating Expenses and Net Loss

During the quarter ended March 31, 2013, we recorded operating expenses of $142,622 comprised of $65,795 of payroll costs to employees and management, $24,157 of professional fees for legal, accounting, and audit services relating to the Company’s required SEC filing documentation, $51,900 of general and administrative costs relating to overhead costs relating to maintaining our office including travel expenses.

Our net loss for the quarter ended March 31, 2013 was $240,132. In addition to operating expenses, we incurred a loss on the change in fair value of our derivative liability of $141,853 to reflect the change in the fair value of the floating rate convertible debentures during the current period, and interest expense of $5,657 relating to interest and accretion costs relating to our $150,000 convertible debenture, which is unsecured, bears interest at 10% per annum, and is due on December 5, 2014. The debenture is also convertible into common shares of our company, at the option of the debenture holder, at a conversion price of 25% of the average of the three lowest closing prices of our common shares in the ten trading days prior to conversion.

Liquidity and Capital Resources

At March 31, 2013, we had a cash of $93,205 and total assets of $93,230. At March 31, 2013, our total liabilities were $575,866, comprised of accounts payable and accrued liabilities of $31,626, convertible debenture of $7,102 net of unamortized discount of $142,898, and derivative liabilities of $537,138. Our working capital deficit was $475,534.

Cashflow from Operating Activities

During the period from November 6, 2012 (date of inception) to March 31, 2013, we used $85,036 of cash for operating expenses which primarily consisted of payroll and professional fees incurred by our company.

Cashflow from Investing Activities

During the period from November 6, 2012 (date of inception) to March 31, 2013, we did not have any investing activities.

Cashflow from Financing Activities

During the period from November 6, 2012 (date of inception) to March 31, 2013, we received $150,000 from the issuance of a convertible debenture which is unsecured, bears interest at 10% per annum, and is due on December 5, 2014 and $75,000 from one investor.  We issued the investor 10,000,000 shares of common stock in consideration of her $75,000 investment, which was issued in May 2013.

Convertible Promissory Note

On December 6, 2012, we entered into a convertible promissory note agreement for $150,000. Pursuant to the agreement, the loan is unsecured, bears interest at 10% per annum, and is due on December 5, 2014. The note is also convertible into common shares at a conversion price equal to 25% of the average of the three lowest closing prices for our common shares in the ten trading days prior to conversion, at the option of the note holder, commencing on December 6, 2012. In accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”, the Company recognized the intrinsic value of the derivative of $150,000 and recorded an additional initial derivative liability of $497,557, which was recorded as a loss on change in fair value of the derivative liability. At December 31, 2012, the fair value of the derivative liability was $395,285, resulting in a gain on change in fair value of the derivative liability of $102,272. During the quarter ended March 31, 2013, the Company recorded interest and accretion expense of $5,657.

RESULTS OF OPERATIONS AT DECEMBER 31, 2012

Working Capital

December 31, 2012
Current Assets	$ 103,266
Current Liabilities	$ 415,626
Working Capital (Deficit)	$ (312,360)

Cash Flows

December 31, 2012
Cash Flows from Operating Activities	$ (46,759)
Cash Flows from Financing Activities	$ 150,000
Net Increase in Cash During Period	$ 103,241

Operating Revenues

During the fiscal period ended December 31, 2012, we did not earned revenues having changed our business focus from operating as an Internet-based company specializing in providing information on happy hours, drink specials, nightly specials and “pub crawls” for bars and restaurants in San Diego, California to designing and selling mobile apps for smart phones and other mobile platforms such as tablets.

Operating Expenses and Net Loss

During the period ended December 31, 2012, we recorded operating expenses of $66,048 comprised of consulting fees of $25,000, professional fees of $14,750 for accounting and legal expenses relating to our financial reporting process, and $19,482 of payroll costs.

Our net loss for the period ended December 31, 2012 was $251,456.  In addition to operating expenses, we incurred a loss on the change in fair value of our derivative liability of $245,285, and interest expense of $6,171 relating to interest and accretion costs relating to our $150,000 convertible debenture, which is unsecured, bears interest at 10% per annum, and is due on December 5, 2014.  The debenture is also convertible into common shares of our company, at the option of the debenture holder, at a conversion price of 25% of the average of the three lowest closing prices of our common shares in the ten trading days prior to conversion.

Liquidity and Capital Resources

At December 31, 2012, we had a cash of $103,241 and total assets of $103,266.  At December 31, 2012, our total liabilities were $420,770, comprised of accounts payable and accrued liabilities of $20,341, convertible debenture of $5,144 net of unamortized discount of $144,866, and derivative liabilities of $395,285.   Our working capital deficit was $312,360.

Cashflow from Operating Activities

During the period from November 7, 2012 (date of inception) to December 31, 2012, we used $46,759 of cash for operating expenses which primarily consisted of payroll and professional fees incurred by our company.

Cashflow from Investing Activities

During the period from November 7, 2012 (date of inception) to December 31, 2012, we did not have any investing activities.

Cashflow from Financing Activities

During the period from November 7, 2012 (date of inception) to December 31, 2012, we received $150,000 from the issuance of a convertible debenture which is unsecured, bears interest at 10% per annum, and is due on December 5, 2014.

Convertible Promissory Note

On December 6, 2012, we entered into a convertible promissory note agreement for $150,000. Pursuant to the agreement, the loan is unsecured, bears interest at 10% per annum, and is due on December 5, 2014. The note is also convertible into common shares at a conversion price equal to 25% of the average of the three lowest closing prices for our common shares in the ten trading days prior to conversion, at the option of the note holder, commencing on December 6, 2012.  In accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”, the Company recognized the intrinsic value of the derivative of $150,000 and recorded an additional initial derivative liability of $495,557, which was recorded as a loss on change in fair value of the derivative liability. At December 31, 2012, the fair value of the derivative liability was $395,285, resulting in a gain on change in fair value of the derivative liability of $102,272.  During the period ended December 31, 2012, the Company recorded accretion expense of $5,144.

Critical Accounting Policies and Estimates

We prepared our financial statements and the accompanying notes in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions about future events that affect the reported amounts in the financial statements and the accompanying notes.  We identified certain accounting policies as critical based on, among other things, their impact on the portrayal of our financial condition, results of operations, or liquidity and the degree of difficulty, subjectivity, and complexity in their deployment. Critical accounting policies cover accounting matters that are inherently uncertain because the future resolution of such matters is unknown. Management routinely discusses the development, selection, and disclosure of each of the critical accounting policies. The following is a discussion of our most critical accounting policies:

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and convertible debenture.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table represents assets and liabilities that are measured and recognized at fair value as of December 31, 2012, on a recurring basis:

Description	Level 1 $	Level 2 $	Level 3 $	Total Gains and (Losses) $
Derivative liabilities (Note 5)	-	-	395,285	(245,285)
Total	-	-	395,285	(245,285)

Auditors

Our auditors are M&K CPAS, PLLC.  We have not changed auditors.  We do not have nor have we ever had any disagreements with our auditors concerning a financial accounting, reporting, or auditing matter that could be significant to the financial statements or the auditor’s report.

BUSINESS

General

We are engaged in the business of designing and selling mobile applications for the Apple® and Android® platforms.

We have created a business plan built upon designing and selling mobile apps for smart phones and other mobile platforms such as tablets. We will be striving to design and develop applications which will not only improve workforce productivity, but as is the case with our initial app, bring additional interactive marketing exposure to small businesses through our products and services.  We have designed a website which will be a primary source of information for the general public of the nature of our business.  Additionally, we have begun our initial writing, design and programming of our first mobile app. During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model, including researching the items needed to secure a trademark and develop relationships with mobile app retailers.  Our president, Mr. Brian McFadden, has assisted and completed the design of our initial logo.  We do not presently have a market-ready product, and we currently do not have any customers. As such, we have generated no revenues

We are attempting to build a successful designer of mobile app for smart phones and other mobile devices.  In order to generate revenues during the next twelve months, we must:

1. Maintain our website – We believe that the internet is a great marketing tool not only for providing information on our company, but also for providing current information on our upcoming apps as well as industry related information regarding new technology and device updates. We have developed our preliminary website, and are in the process of developing a more advanced site where we can provide a more detailed section regarding proprietary app designs and features. We have begun designing a more advanced website, and intend to launch it during the second quarter of 2013.

2. Develop and implement a product development timeline – We will require the implementation of a detailed timeline to ensure our production a marketable mobile application.  These keys areas will need to be addressed to assist in the assurance of the Company’s success:

•	efficient design and programming writing;
•	extensive Beta testing through friends and family network, or eventually through current users;
•	timely and useful downloadable updates;
•	marketable launch through third party retailer or through the Company’s website.

3. Develop and implement a marketing plan – Our planned revenue streams will require an extensive list of contacts to allow for the marketing of our mobile apps. Awareness of the revenue potential we will be able to deliver through our app sales, will be delivered through the implementation of a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Our planned revenue streams will require establishing a web presence and improved visibility within the public and private sectors. A major key factor in our success will be the building of third party relationships within the mobile technology industry.

2. Develop and implement a comprehensive consumer information website – For the foreseeable future, our website (www.mobiledynamicmarketing.com) will be a primary asset and a potential key source of revenue generation, as well as company information. Currently, management is formulating its plan on how best to employ its resources to expand and improve the site. We are working to add to the functionality of the site including: announcements of new apps, updates on our future app development, updates on mobile technology, and blogs focused on the mobile app market and desires of end-users. Additionally we need to optimize the site for search engine rank, as well as renew the look and feel of the site to coincide with our objectives for our brand. We have not yet recognized revenues from the website nor is there any indication that we ever will recognize direct revenues from our website. We do not presently have a market-ready product, nor do we have any customers; thus have generated no revenues.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Development of Company logo;
•	Development of our business plan;
•	Preparation for Application for a Trademark;
•	Launching of our preliminary website; and
•	Begin the design and development of our initial mobile application.

Currently we own no property.   We lease space for our offices that are located 801 West Bay Drive, Suite 470, Largo, Florida 33770.  Telephone 727-330-2731.  We lease our offices from West Bay Largo LLC pursuant to a written lease dated December 1, 2012.  The term of our lease is month-to-month.  Our monthly rent is $25.

Convertible Promissory Note

On December 6, 2012, we entered into a convertible promissory note agreement for $150,000. Pursuant to the agreement, the loan is unsecured, bears interest at 10% per annum, and is due on December 5, 2014. The note is also convertible into common shares at a conversion price equal to 25% of the average of the three lowest closing prices for our common shares in the ten trading days prior to conversion, at the option of the note holder, commencing on December 6, 2012.

Employees

We are a development stage company and currently have only two part-time employees, our president, chief executive officer, and a member of our board of directors, Brian McFadden and our secretary, treasurer, chief financial officer and a member of our board of directors, Michelle Pannoni.

Our Office

We lease space for our offices that are located 801 West Bay Drive, Suite 470, Largo, Florida 33770 and our telephone number is (727) 330-2731.  We lease our offices from West Bay Largo LLC pursuant to a written lease dated December 1, 2012.  The term of our lease is month-to-month.  Our monthly rent is $25.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, ages and positions of our present officers and director are set forth below:

Name	Age	Position(s)

Brian McFadden	27	President, Principal Executive Officer and a Director

Michelle Pannoni	45	Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and a Director

Background of officers and directors

Brian McFadden

Since November 29, 2012 Brian McFadden has been our president, principal executive officer and a member of our board of directors.  Brian McFadden graduated from Hamilton College in 2007 where he studied both Economics and Sociology. Following graduation and through December 2008, Mr. McFadden worked for Rogers Associates Machine Tool Corp as the Director of Business Development where he designed and implemented sales plans for major companies and Government entities including NASA, Ball Aerospace, The Harris Corporation and others.  In December 2008, Mr. McFadden founded Rail Nine Media, a full service web design and marketing house that has worked with clients ranging from MTV’s Bam Margera to major financial service companies on all aspects of marketing. Mr. McFadden is responsible for the daily operation and maintenance of us and its clientele. In this role, Mr. McFadden has created and maintained Social Media Marketing Campaigns, SMS Messaging campaigns, Print Media, Web Media and comprehensive multi-media campaigns.   In April 2010, Mr. McFadden co-founded IRocNights, a single source hospitality resource for the Western New York Region. IRocNights expanded from Syracuse to Buffalo and gained major traction with over 100 clients in less than a year. While running IRocNights, Mr. McFadden assisted in the creation of a 25-member team that cultivated and maintained relationships with numerous local businesses, politicians and social groups.   Mr. McFadden expanded his IRocNights customer base through the launch of Let’s Stay Local in March 2011, a daily deal site specializing in Entertainment and targeting nightlife venue demographics. Capitalizing on the Groupon momentum, Let’s Stay Local focused on daily deals for the targeted younger generations. While at Let’s Stay Local, Mr. McFadden was responsible for building the consumer distribution list while ensuring that the proper Daily Deals had been acquired and scheduled.  Mr. McFadden sold IRocNights and its partnering businesses in October of 2011. Mr. McFadden currently remains at Rail Nine Media, where he started working in 2008.

Michelle Pannoni

Since November 29, 2012, Michelle Pannoni has been our secretary, treasurer, principal financial officer, principal accounting officer, and a member of the board of directors.   Ms. Pannoni attended Monroe Community College and Rochester Institute of Technology in Rochester, New York with a major concentration in Accounting and minor concentration in Finance and Marketing.   Ms. Pannoni began her professional career by securing the position of Junior Accountant for a major accounting firm in New York.  She subsequently expanded her career experience capitalizing on her marketing background and secured a position as Marketing Partner in a hospitality enterprise with full accountability for all phases of marketing management, promotions and sales, and developed the business to the point of a profitable sale.   Ms. Pannoni subsequently relocated to Florida for an opportunity as VP Marketing for a Marketing Group of various condominium tracts where she was responsible for the development, execution, and tracking of multiple web-based marketing lead generation and sales programs.  She continued to expand her business expertise, serving in the management, marketing, and accounting functions for various private and public venues, all with corporate objectives related to utilizing her skill set in the development and ongoing management of web based marketing services.  In April of 2007, Ms. Pannoni launched her own unique retail business “Talk of the Town Accessories” which she developed, marketed, and brought to a profitable sale in September 2009.   In October 2009 she became active as Florida Realtor specializing in the analysis, packaging, and web based marketing and sales of Commercial Real Estate venues including mixed use land sites, apartment and condominium conversion projects, marinas, hospitality/hotel acquisition and conversion to fractional use projects.   In March of 2011, Ms. Pannoni launched her own web based marketing and design company –Trudico LLC, and simultaneously partnered with Brian McFadden, for the launch of Let’s Stay Local, an Entertainment venue designed to leverage the Groupon Daily Deal phenomenon into a younger, recurring, local nightlife demographic. Currently, Ms. Pannoni remains involved in the day to day operations of Trudico LLC while also remaining an active Florida Realtor.

Conflicts of Interest

We believe that our current officers and directors will not be subject to conflicts of interest. No policy has been implemented or will be implemented to address conflicts of interest.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. McFadden and Ms. Pannoni have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

We do not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its board of directors. All current members of the board of directors lack sufficient financial expertise for overseeing financial reporting responsibilities.  We have not yet employed an audit committee financial expert due to the inability to attract such a person.

We intend to establish an audit committee of the Board of Directors, which will consist of independent directors. The audit committee’s duties will be to recommend to our board of directors the engagement of an independent registered public accounting firm to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in our opinion, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics was filed as Exhibit 14.1 our 2009 Annual Report on Form 10-K as filed with the Securities and Exchange Commission on April 1, 2010.

Disclosure Committee and Charter

We do not have a disclosure committee and disclosure committee charter.  We plan to establish a Disclosure Committee and will operate under a charter.   The purpose of a disclosure committee would be to provide assistance to the Principal Executive Officer and the Principal Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last two years ended December 31, 2012 and 2011, to our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value &
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position [1]	Year	($)	($)	($)	($)	($)	($)	($)	($)

Brian McFadden	2012	10,000	0	0	0	0	0	0	10,000
President	2011	0	0	0	0	0	0	0	0

Michelle Pannoni	2012	10,000	0	0	0	0	0	0	10,000
Secretary & Treasurer	2011	0	0	0	0	0	0	0	0

Hubert Elrington	2012	0	0	0	0	0	0	0	0
Former President & Secretary	2011	0	0	0	0	0	0	0	0

Peter Kremer	2012	17,000	0	0	0	0	0	0	17,000
Former President & Secretary	2011	12,000	25,000	0	0	0	0	0	37,000

We have paid any salaries in 2013 of $24,000 to Brian McFadden and $24,000 to Michelle Pannoni.  We anticipate paying an additional $100,000 to each in 2013.

The following table sets forth the compensation paid by us to our directors for the year ending December 31, 2012. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Brian McFadden	0	0	0	0	0	0	0

Michelle Pannoni	0	0	0	0	0	0	0

Hubert Elrington (resigned)	0	0	0	0	0	0	0

Peter Kremer (resigned)	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed.

We have not paid any compensation to our directors in 2013.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Director Independence

None of directors are deemed independent as a matter of law.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance at this time.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of June 10, 2013, after our issuance of 10,000,000 shares of common stock to Mr. McFadden and Ms. Pannoni and Mr. Elrington’s transfer of 75,000,000 shares of common stock to Mr. McFadden and Ms. Pannoni, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of June 10, 2013, there were 135,500,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:
Brian McFadden(1)	42,500,000	31.37%
801 West Bay Drive, Suite 470
Largo, Florida 33770

Michelle Pannoni (2)	42,500,000	31.37%
801 West Bay Drive, Suite 470
Largo, Florida 33770

All executive officers and directors as a group (2 people)	85,000,000	62.74%

(1)
Brian McFadden acquired 5,000,000 shares of common stock directly from us and 37,500,000 shares of common stock on November 27, 2012 in a private transaction from Hubert Elrington, a former officer and director.

(2)
Michelle Pannoni acquired 5,000,000 shares of common stock directly from us and 37,500,000 shares of common stock on November 27, 2012 in a private transaction from Hubert Elrington, a former officer and director.

(3)
Hubert Elrington irrevocably canceled and returned to authorized but unissued status a total of 150,000,000 shares of common stock on November 28, 2012, thereby reducing the total number of issued and outstanding common shares to the present number of 115,500,000 shares.

Future sales by existing stockholders

Currently, Rule 144 of the Securities Act of 1933, as amended, (the “Act”) is unavailable for the resale of our shares of common stock because we are categorized as a “shell company” as that term is defined in Reg. 405 of the Act.  A “shell company” is a corporation with no or nominal assets or its assets consist solely of cash, and no or nominal operations.  One year from November 30, 2012, the date that we filed our Form 8-K, Rule 144 will then be available for the resale of our restricted securities.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans and accordingly have no securities authorized for issuance under any equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and includes all warrants exercisable within the next six months.

Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering

Brian McFadden (1)	42,500,000	31.37%	20,000,000	16.61%
Michelle Pannoni (1)	42,500,000	31.37%	20,000,000	16.61%

TOTAL	85,000,000	62.74%	40,000,000	33.22%

(1)	Mr. McFadden and Ms. Pannoni are our sole officers and directors and as such are deemed underwriters within the meaning of the Securities Act of 1933, as amended.

MARKET FOR OUR COMMON STOCK

Our stock is listed for trading on the Bulletin Board operated the Financial Industry Regulatory Authority (FINRA) on OTCBB under the symbol “PBCW”.  The shares of common stock began trading in the first quarter of 2011.  There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.

Fiscal Year – 2013	High Bid	Low Bid
First Quarter: 1/1/13 to 3/6/13	$0.0045	$0.0042

Fiscal Year – 2012	High Bid	Low Bid
Fourth Quarter: 10/1/12 to 12/31/12	$0.00	$0.00
Third Quarter: 7/1/12 to 9/30/12	$0.00	$0.00
Second Quarter: 4/1/12 to 6/30/12	$0.00	$0.00
First Quarter: 1/1/12 to 3/31/12	$0.00	$0.00

Fiscal Year – 2011	High Bid	Low Bid
Fourth Quarter: 10/1/11 to 12/31/11	$0.00	$0.00
Third Quarter: 7/1/11 to 9/30/11	$0.00	$0.00
Second Quarter: 4/1/11 to 6/30/11	$0.00	$0.00
First Quarter: 1/1/11 to 3/31/11	$0.00	$0.00

Holders

On June 10, 2013, we had 61 shareholders of record of our common stock.

Dividend Policy

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans

We have no equity compensation plans and accordingly we have no shares authorized for issuance under an equity compensation plan.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this report, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 500,000,000 shares of preferred stock with a par value of $0.001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

We are required to furnish you with an annual report. We will be required to file reports with the SEC under section 13 of the Securities Exchange Act of 1934, as amended. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Action Stock Transfer.  Its telephone number is (801) 274-1099.

General

There are no other securities authorized in our articles of incorporation.

CERTAIN TRANSACTIONS

At June 30, 2012, we incurred $17,000 (2011 - $37,000) of management fees to our former President and Director.

As at June 30, 2012, we owed $16,750 (2011 - $3,000) to our former president for management fees incurred on our behalf. The amount owing is unsecured, non-interest bearing, and due on demand.

On November 6, 2012, the Company issued 1,000,000 founders shares to the President and Director of the Company with a fair value of $1,000, which has been recorded as contributed capital.

During the period ended March 31, 2013, we incurred payroll expense of $50,246 to the management and our officers.

Other than the foregoing, none of our directors or executive officers, nor any person who owned of record or was known to own beneficially more than 5% of our outstanding shares of common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect us.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2012, included in this prospectus have been audited, and for the period from January 1, 2013 to March 31, 2013, included in this prospectus, have been reviewed, by M&K PLLC, Independent Registered Public Accounting Firm, 4100 North Sam Houston Parkway West, Houston, Texas 77086, telephone (832) 242-9950, as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares being sold in this public offering.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

Unaudited financial statements for the period ending March 31, 2013 and audited financial statements for the years December 31, 2012 and December 31, 2011 follow:

Index to Financials

PUB CRAWL HOLDINGS INC.
(A Development Stage Company)
Balance Sheet

	March 31, 2013 $	December 31, 2012 $

ASSETS

Cash	93,205	103,241
Prepaid expenses	25	25

Total Assets	93,230	103,266

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	31,626	20,341
Derivative liabilities	537,138	395,285

Total Current Liabilities	568,764	415,626

Convertible debenture, net of unamortized discount of $142,898 and $144,856, respectively	7,102	5,144

Total liabilities	575,866	420,770

STOCKHOLDERS’ DEFICIT

Preferred Stock Authorized: 500,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares	–	–
Common Stock Authorized: 750,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 125,500,000 common shares	125,500	125,500
Additional Paid-In Capital	(125,500)	(125,500)
Common Stock Issuable	75,000	–
Accumulated Deficit during the Development Stage	(557,636)	(317,504)

Total Stockholders’ Deficit	(482,636)	(317,504)

Total Liabilities and Stockholders’ Deficit	93,230	103,266

(The accompanying notes are an integral part of these financial statements)

Index to Financials

PUB CRAWL HOLDINGS INC.
(A Development Stage Company)
Statement of Operations

	Three months ended March 31, 2013 $	Accumulated from November 6, 2012 (date of inception) to March 31, 2013 $

Revenue	50,000	50,000

Operating expenses

Consulting fees	550	25,550
General and administrative	51,900	58,716
Payroll	65,795	85,277
Professional fees	24,157	38,907
Transfer agent fee	220	220

Total operating expenses	142,622	208,670

Loss from operations	(92,622)	(158,670)

Other expense

Loss on change in fair value of derivative liabilities	(141,853)	(387,138)
Interest expense	(5,657)	(11,828)

Total other expense	(147,510)	(398,966)

Net loss	(240,132)	(557,636)

Net loss per share, basic and diluted	–

Weighted average shares outstanding	125,500,000

(The accompanying notes are an integral part of these financial statements)

Index to Financials

PUB CRAWL HOLDINGS INC.
(A Development Stage Company)
Statement of Cashflows

	Three months ended March 31, 2013	Accumulated from November 6, 2012 (date of inception) to March 31, 2013
	$	$
Operating Activities

Net loss for the period	(240,132)	(557,636)

Adjustments to reconcile net loss to net cash used in operating activities:

Amortization of discount on convertible debenture	1,958	7,102
Loss on change in fair value of derivative liabilities	141,853	387,138

Changes in operating assets and liabilities:

Prepaid expenses and deposits	–	(25)
Accounts payable and accrued liabilities	11,285	31,626

Net cash used in operating activities	(85,036)	(131,795)

Financing Activities

Proceeds from issuance of common stock	75,000	75,000
Proceeds from a related party	–	150,000

Net cash provided by financing activities	75,000	225,000

Increase (decrease) in cash	(10,036)	93,205

Cash, beginning of period	103,241	–

Cash, end of period	93,205	93,205

Non-cash transactions

Discount on convertible note due to derivative liability	–	150,000
Effect of reverse merger	–	125,500

Supplemental Disclosures

Interest paid		–
Income tax paid		–

(The accompanying notes are an integral part of these financial statements)

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

1.      Nature of Operations and Continuance of Business

Pub Crawl Holdings, Inc. (the “Company”) was incorporated in the state of Nevada on May 27, 2010. On June 14, 2010, the Company entered into an Assignment Agreement (the “Acquisition”) with PB PubCrawl.com LLC (“PubCrawl”), a California limited liability company, whereby the Company acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 common shares of the Company. The Acquisition was accounted for in accordance with ASC 805-50, Related Issues, as the companies were under common control prior to acquisition. On September 3, 2012, the Company sold their rights to PubCrawl to the former President and Director of the Company. The Company is a development stage company as defined by FASB guidelines.

On November 28, 2012, the Company acquired 100% of the members shares of Mobile Dynamic Marketing, Inc. (“Mobile Dynamic”), a company incorporated in the state of Florida on November 6, 2012, in exchange for the issuance of 10,000,000 common shares. As part of the acquisition, the Company cancelled 150,000,000 issued and outstanding common shares held by the former President and Director of the Company and the management and directors of Mobile Dynamic acquired 75,000,000 common shares of the Company in a private transaction with the former President and Director of the Company. Effectively, Mobile Dynamic held 73% of the issued and outstanding common shares of the Company and the transaction has been accounted for as a reverse merger, where Mobile Dynamic is deemed to be the acquirer for accounting purposes.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended March 31, 2013, the Company has a working capital deficit of $475,534 and an accumulated deficit of $557,636. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.      Summary of Significant Accounting Policies

a) Basis of Presentation and Principles of Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

b) Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at March 31, 2013 and December 31, 2012, the Company had no cash equivalents.

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

2.     Summary of Significant Accounting Policies (continued)

d) Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at March 31, 2013 and December 31, 2012, the Company had no potentially dilutive shares.

e) Revenue Recognition

The Company derives revenue from the sale of software products. In accordance with ASC 605, Revenue Recognition, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, risk of ownership has passed to the customer and collection is reasonably assured.

f) Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and convertible debentures. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table represents assets and liabilities that are measured and recognized at fair value as of March 31, 2013, on a recurring basis:

Description	Level 1 $	Level 2 $	Level 3 $	Total Gains and (Losses) $
Derivative liabilities	-	-	537,138	(141,853)
Total	-	-	537,138	(141,853)

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

2.     Summary of Significant Accounting Policies (continued)

f) Financial Instruments (continued)

The following table represents assets and liabilities that are measured and recognized at fair value as of December 31, 2012, on a recurring basis:

Description	Level 1 $	Level 2 $	Level 3 $	Total Gains and (Losses) $
Derivative liabilities (Note 5)	-	-	395,285	(245,285)
Total	-	-	395,285	(245,285)

g) Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 did not have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.      Reverse Merger

On November 28, 2012, the Company acquired 100% of the members shares of Mobile Dynamic Marketing, Inc. (“Mobile Dynamic”), a company incorporated in the state of Florida on November 6, 2012, in exchange for the issuance of 10,000,000 common shares. As part of the acquisition, the Company cancelled 150,000,000 issued and outstanding common shares held by the former President and Director of the Company and the management and directors of Mobile Dynamic acquired 75,000,000 common shares of the Company in a private transaction with the former President and Director of the Company. Effectively, Mobile Dynamic held 73% of the issued and outstanding common shares of the Company and the transaction has been accounted for as a reverse merger, where Mobile Dynamic is deemed to be the acquirer for accounting purposes.

As part of the acquisition transaction, all assets and liabilities of Pub Crawl at the date of acquisition were assumed by the former management.

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

4.      Convertible Debentures

On December 6, 2012, the Company entered into a convertible promissory note agreement for $150,000. Pursuant to the agreement, the loan is unsecured, bears interest at 10% per annum, and is due on December 5, 2014. The note is also convertible into common shares at a conversion price equal to 25% of the average of the three lowest closing prices for the Company’s common shares in the ten trading days prior to conversion, at the option of the note holder, commencing on December 6, 2012.

In accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $150,000. During the period ended March 31, 2013, the Company recorded accretion expense of $1,958.

5.      Derivative Liabilities

As at March 31, 2013 and December 31, 2012, the following are the fair value of the derivative to account for the convertibility feature of the convertible debenture as well as the fact that there is no lower limit on the number of issuable common shares upon conversion:

	March 31, 2013 $	December 31, 2012 $
Convertible promissory note, due December 5, 2014	537,138	395,285

During the period ended March 31, 2013, the Company recorded a loss on the fair value of the derivative liability of $141,853 (December 31, 2012 - $245,285). The fair value of the derivative financial liabilities was determined using the multinomial lattice models and the following assumptions:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)
At December 6, 2012 (issuance date)	318%	0.25%	0%	2.00
At March 31, 2013	355%	0.25%	0%	1.68

6.      Related Party Transactions

During the period ended March 31, 2013, the Company incurred payroll expense of $50,246 (December 31, 2012 - $16,000) to management and officers of the Company.

7.      Common Shares

a)
On November 6, 2012, the Company issued 1,000,000 founders share with a fair value of $1,000 to management and directors of the Company. The amounts have been recorded as contributed capital. Upon the reverse merger as described in Note 7b), these amounts have been recorded to additional paid-in capital.

b)
On November 28, 2012, the Company acquired 100% of the members shares of Mobile Dynamic Marketing, Inc. in exchange for the issuance of 10,000,000 common shares. As part of the acquisition, the Company cancelled 150,000,000 issued and outstanding common shares held by the former President and Director of the Company and 1,000,000 founders’ shares held by the management and directors of Mobile Dynamic.

c)	As of March 31, 2013, the Company received subscription proceeds of $75,000. Refer to Note 8.

8.      Subsequent events

On May 7, 2013, the Company issued 10,000,000 common shares at $0.0075 per share for proceeds of $75,000, which was received as of March 31, 2013.

Index to Financials

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pub Crawl Holdings, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Pub Crawl Holdings, Inc. (the “Company”), a development stage company, as of December 31, 2012 and the related statement of operations, stockholders' deficit, and cash flows for the period from inception (November 7, 2012) through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pub Crawl Holdings, Inc. as of December 31, 2012 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit since inception and is dependent upon the issuance of additional debt and the raising of equity capital. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 15, 2013

Index to Financials

PUB CRAWL HOLDINGS INC.
(A Development Stage Company)
Balance Sheet

December 31, 2012 $

ASSETS

Cash	103,241
Prepaid expenses	25

Total Assets	103,266

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	20,341
Derivative liabilities (Note 5)	395,285

Total Current Liabilities	415,626

Convertible debenture, net of unamortized discount (Note 4)	5,144

Total liabilities	420,770

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 500,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 750,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 125,500,000 common shares	125,500

Additional Paid-In Capital	(125,500)

Accumulated Deficit during the Development Stage	(317,504)

Total Stockholders’ Deficit	(317,504)

Total Liabilities and Stockholders’ Deficit	103,266

(The accompanying notes are an integral part of these financial statements)

Index to Financials

PUB CRAWL HOLDINGS INC.
(A Development Stage Company)
Statement of Operations

Period from November 7, 2012 (date of inception) to December 31, 2012 $

Revenue	–

Operating expenses

Consulting fees	25,000
General and administrative	6,816
Payroll	19,482
Professional fees	14,750

Total operating expenses	66,048

Loss from operations	(66,048)

Other (expense)

Loss on change in fair value of derivative liabilities	(245,285)
Interest expense	(6,171)

Total other (expense)	(251,456)

Net loss	(317,504)

Net loss per share, basic and diluted	(0.00)

Weighted average shares outstanding	80,583,333

(The accompanying notes are an integral part of these financial statements)

Index to Financials

PUB CRAWL HOLDINGS INC.
(A Development Stage Company)
Statement of Cashflows

Period from November 7, 2012 (date of inception) to December 31, 2012
$
Operating Activities

Net loss for the period	(317,504)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on convertible debenture	5,144
Loss on change in fair value of derivative liabilities	245,285

Changes in operating assets and liabilities:
Prepaid expenses and deposits	(25)
Accounts payable and accrued liabilities	20,341

Net cash used in operating activities	(46,759)

Financing Activities

Proceeds from issuance of convertible debentures	150,000

Net cash provided by financing activities	150,000

Increase in cash	103,241

Cash, beginning of period	–

Cash, end of period	103,241

Non-cash transactions

Discount on Convertible Note due to Derivative Liability	150,000
Effect of reverse merger	125,500

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

Index to Financials

PUB CRAWL HOLDINGS INC.
(A Development Stage Company)
Statement of Stockholders’ Deficit
From November 7, 2012 (Date of Inception) to December 31, 2012

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – November 7, 2012 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	10,000,000	10,000	(10,000)	–	–

Effect of reverse merger	115,500,000	115,500	(115,500)	–	–

Net loss for the period	–	–	–	(317,504)	(317,504)
	–	–
Balance – December 31, 2012	125,500,000	125,500	(125,500)	(317,504)	(317,504)

(The accompanying notes are an integral part of these financial statements)

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

1.    Nature of Operations and Continuance of Business

Pub Crawl Holdings, Inc. (the “Company”) was incorporated in the state of Nevada on May 27, 2010. On June 14, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with PB PubCrawl.com LLC (“PubCrawl”), a California limited liability company, whereby the Company acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 common shares of the Company. The Acquisition was accounted for in accordance with ASC 805-50, Related Issues, as the companies were under common control prior to acquisition. On September 3, 2012, the Company sold their rights to PubCrawl to the former President and Director of the Company. The Company is a development stage company as defined by FASB guidelines.

On November 28, 2012, the Company acquired 100% of the members shares of Mobile Dynamic Marketing, Inc. (“Mobile Dynamic”), a company incorporated in the state of Florida on November 7, 2012, in exchange for the issuance of 10,000,000 common shares. As part of the acquisition, the Company cancelled 150,000,000 issued and outstanding common shares held by the former President and Director of the Company and the management and directors of Mobile Dynamic acquired 75,000,000 common shares of the Company in a private transaction with the former President and Director of the Company. Effectively, Mobile Dynamic held 73% of the issued and outstanding common shares of the Company and the transaction has been accounted for as a reverse merger, where Mobile Dynamic is deemed to be the acquirer for accounting purposes.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended December 31, 2012, the Company has a working capital deficit of $312,360 and an accumulated deficit of $317,504. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.    Summary of Significant Accounting Policies

a) Basis of Presentation and Principles of Consolidation
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

b) Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Cash and cash equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at December 31, 2012, the Company had no cash equivalents.

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

2.   Summary of Significant Accounting Policies (continued)

d) Basic and Diluted Net Loss per Share
The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at December 31, 2012, the Company had no potentially dilutive shares.

e) Financial Instruments
Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and convertible debenture. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table represents assets and liabilities that are measured and recognized at fair value as of December 31, 2012, on a recurring basis:
Description	Level 1 $	Level 2 $	Level 3 $	Total Gains and (Losses) $
Derivative liabilities (Note 5)	-	-	395,285	(245,285)
Total	-	-	395,285	(245,285)

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

2.    Summary of Significant Accounting Policies (continued)

f) Income Taxes
Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g) Recent Accounting Pronouncements
In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

3.    Reverse Merger

On November 28, 2012, the Company acquired 100% of the members shares of Mobile Dynamic Marketing, Inc. (“Mobile Dynamic”), a company incorporated in the state of Florida on November 7, 2012, in exchange for the issuance of 10,000,000 common shares. As part of the acquisition, the Company cancelled 150,000,000 issued and outstanding common shares held by the former President and Director of the Company and the management and directors of Mobile Dynamic acquired 75,000,000 common shares of the Company in a private transaction with the former President and Director of the Company. Effectively, Mobile Dynamic held 73% of the issued and outstanding common shares of the Company and the transaction has been accounted for as a reverse merger, where Mobile Dynamic is deemed to be the acquirer for accounting purposes.

As part of the acquisition transaction, all assets and liabilities of Pub Crawl at the date of acquisition were assumed by the former management.

4.    Convertible Debentures

On December 6, 2012, the Company entered into a convertible promissory note agreement for $150,000. Pursuant to the agreement, the loan is unsecured, bears interest at 10% per annum, and is due on December 5, 2014. The note is also convertible into common shares at a conversion price equal to 25% of the average of the three lowest closing prices for the Company’s common shares in the ten trading days prior to conversion, at the option of the note holder, commencing on December 6, 2012.

In accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”, the Company recognized the intrinsic value of the derivative of $150,000, and a full discount on the convertible debenture. During the period ended December 31, 2012, the Company recorded accretion expense of $5,144, and as at December 31, 2012, the convertible debenture is $5,144 with a remaining unamortized discount of $144,866.

5.    Derivative Liabilities

As at December 31, 2012, the following are the fair value of the derivative to account for the convertibility feature of the convertible debenture as well as the fact that there is no lower limit on the number of issuable common shares upon conversion:

December 31, 2012 $

Convertible promissory note, due December 5, 2014	395,285

On December 6, 2012 (issuance date), the Company recorded the initial fair value of the derivative liability at $497,557, and a loss on change in the fair value of the derivative liability of $347,557. At December 31, 2012, the Company mark-to-market the fair value of the derivative liability to $395,285, and a gain on the change in fair value of the derivative liability of $102,272. During the period ended December 31, 2012, the Company recorded a loss on the fair value of the derivative liability of $245,285. The fair value of the derivative financial liabilities was determined using the multinomial lattice models and the following assumptions:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)

At December 6, 2012 (issuance date)	318%	0.25%	0%	2.00
At December 31, 2012	312%	0.25%	0%	1.93

Index to Financials

PUB CRAWL HOLDINGS, INC.
(A Development Stage Company)
Notes to the Financial Statements

6.    Related Party Transactions

During the period ended December 31, 2012, the Company incurred payroll expense of $18,484 to the management and director of the Company.

7.    Common Shares

a)
On November 7, 2012, the Company issued 1,000,000 founders share with a fair value of $1,000 to management and directors of the Company. The amounts have been recorded as contributed capital. Upon the reverse merger as described in Note 7b), these amounts have been recorded to additional paid-in capital.

b)
On November 28, 2012, the Company acquired 100% of the members shares of Mobile Dynamic Marketing, Inc. in exchange for the issuance of 10,000,000 common shares. As part of the acquisition, the Company cancelled 150,000,000 issued and outstanding common shares held by the former President and Director of the Company and 1,000,000 founders’ shares held by the management and directors of Mobile Dynamic.

8.    Income Taxes

The Company has $67,075 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the period ended December 31, 2012 and had no uncertain tax positions as at December 31, 2012:

December 31, 2012 $

Net loss before taxes	(317,504)
Statutory rate	34%

Computed expected tax recovery	107,951
Permanent differences and other	(85,145)
Valuation allowance	(22,806)

Income tax provision	–

As at December 31, 2012, the Company has non-capital losses carried forward of $67,075, which are available to offset deferred years’ taxable income. These losses expire as follows:

$

2030	67,075

67,075

9.    Subsequent events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

Until _______________, 2013, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$73.66
Printing Expenses	0
Accounting Fees and Expenses	9,000
Legal Fees and Expenses	10,000
Blue Sky Fees/Expenses	0
Transfer Agent Fees	926.34
TOTAL	$20,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.         Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2.         Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

3.         Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended, since inception:

On June 14, 2010, the Company issued 5,000,000 shares of the Company's Common Stock at $0.001 in connection with the acquisition of PubCrawl. The shares were issued pursuant Section 4(2) of the Securities Act of 1933, as amended, as they were transactions by an issuer not involving a public offering.

On August 5, 2010, the Company issued a 10% Promissory Note, in the principal amount of $75,000 to Sun Valley Investments to evidence funds previously loaned by Sun Valley Investments to the Company. The $75,000 principal amount underlying the Promissory Note is due and payable on demand upon 10 days written notice from Sun Valley Investments and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the promissory note.

On April 5, 2013, we issued 10,000,000 shares of common stock to one investor in consideration of $75,000.00.  A Form D was filed with the SEC.  The investor was an accredited investor and accordingly the transaction was exempt from registration pursuant to Reg. 506 of the Securities Act of 1933, as amended.

We did not use any underwriters with respect to the foregoing sales of its Common Stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

In connection with the Acquisition, the Shareholders of MDM received Ten Million shares (10,000,000) of our common stock. The 10,000,000 shares of our common stock, which were issued to the Shareholders as of the effective date of the Acquisition, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the section, which exempts transactions by an issuer not involving any public offering.  Prior to the acquisition of MDM, there was no relationship between us, MDM or any officers or directors of MDM.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16.         EXHIBITS.

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit		Incorporated by reference			Filed
Number	Document Description	Form	Date	Number	Herewith

2.1	Exchange Agreement between Pub Crawl Holdings, Inc. and Mobile Dynamic Marketing, Inc.	8-K	1/31/13	2.1

3.1	Articles of Incorporation - Pub Crawl.	S-1	10/07/10	3.1

3.2	Bylaws - Pub Crawl Holdings, Inc.	S-1	10/07/10	3.2

3.3	Articles of Incorporation - Mobile Dynamic Marketing, Inc.	10-K/A	4/16/13	3.2

3.4	Bylaws - Mobile Dynamic Marketing, Inc.				X

5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.				X

10.1	Assignment Agreement between the Company, Peter Kremer, and PBPubCrawl.com, LLC dated June 14, 2010.	S-1	10/07/10	10.1

10.2	Form of Management Agreement between the Company and Peter Kremer dated June 22, 2010.	S-1	10/07/10	10.2

10.3	Promissory Note between the Company and Sun Valley Investments dated August 5, 2010.	S-1	10/07/10	10.3

10.4	Consulting Agreement between the Company and Voltaire Gomez dated September 23, 2010.	S-1	10/07/10	10.4

10.5	Settlement Agreement between the Company and Sun Valley Investments dated May 25, 2012.	8-K	08/11/12	10.1

10.6	Promissory Note between the Company and Deville Enterprises, Inc. dated June 1, 2012.	8-K	08/11/12	10.2

14.1	Code of Ethics.	S-1	10/07/10	14.1

21.1	List of Subsidiaries.				X

23.1	Consent of M&K CPAS, PLLC.				X

23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.				X

101.INS	XBRL Instance Document.				X

101.SCH	XBRL Taxonomy Extension – Schema.				X

101.CAL	XBRL Taxonomy Extension – Calculations.				X

101.DEF	XBRL Taxonomy Extension – Definitions.				X

101.LAB	XBRL Taxonomy Extension – Labels.				X

101.PRE	XBRL Taxonomy Extension – Presentation.				X

ITEM 17.         UNDERTAKINGS.

A.        The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Largo, Florida on June 13, 2013.

PUB CRAWL HOLDINGS INC.

BY:	BRIAN MCFADDEN
Brian McFadden
Principal Executive Officer and Director

BY:	MICHELLE PANNONI
Michelle Pannoni
Principal Financial Officer, Principal Accounting Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

BRIAN MCFADDEN	President, Principal Executive Officer, and a	June 13, 2013
Brian McFadden	member of the Board of Directors.

MICHELLE PANNONI	Secretary, Treasurer, Principal Financial Officer,	June 13, 2013
Michelle Pannoni	Principal Accounting Officer and a member of the Board of Directors

EXHIBIT INDEX

Exhibit		Incorporated by reference			Filed
Number	Document Description	Form	Date	Number	Herewith

2.1	Exchange Agreement between Pub Crawl Holdings, Inc. and Mobile Dynamic Marketing, Inc.	8-K	1/31/13	2.1

3.1	Articles of Incorporation - Pub Crawl.	S-1	10/07/10	3.1

3.2	Bylaws - Pub Crawl Holdings, Inc.	S-1	10/07/10	3.2

3.3	Articles of Incorporation - Mobile Dynamic Marketing, Inc.	10-K/A	4/16/13	3.2

3.4	Bylaws - Mobile Dynamic Marketing, Inc.				X

5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.				X

10.1	Assignment Agreement between the Company, Peter Kremer, and PBPubCrawl.com, LLC dated June 14, 2010.	S-1	10/07/10	10.1

10.2	Form of Management Agreement between the Company and Peter Kremer dated June 22, 2010.	S-1	10/07/10	10.2

10.3	Promissory Note between the Company and Sun Valley Investments dated August 5, 2010.	S-1	10/07/10	10.3

10.4	Consulting Agreement between the Company and Voltaire Gomez dated September 23, 2010.	S-1	10/07/10	10.4

10.5	Settlement Agreement between the Company and Sun Valley Investments dated May 25, 2012.	8-K	08/11/12	10.1

10.6	Promissory Note between the Company and Deville Enterprises, Inc. dated June 1, 2012.	8-K	08/11/12	10.2

14.1	Code of Ethics.	S-1	10/07/10	14.1

21.1	List of Subsidiaries.				X

23.1	Consent of M&K CPAS, PLLC.				X

23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.				X

101.INS	XBRL Instance Document.	X

101.SCH	XBRL Taxonomy Extension – Schema.	X

101.CAL	XBRL Taxonomy Extension – Calculations.	X

101.DEF	XBRL Taxonomy Extension – Definitions.	X

101.LAB	XBRL Taxonomy Extension – Labels.	X

101.PRE	XBRL Taxonomy Extension – Presentation.	X